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Oblong Provides Preliminary Fourth Quarter and Full-Year 2019 Financial Results

April 16, 2020 -- (BUSINESS WIRE) Oblong, Inc. (NYSE American: OBLG) ("Oblong" or the "Company"), the award-winning maker of multi-stream collaboration solutions, today provided preliminary financial results for the fourth quarter and year ended December 31, 2019. All 2019 figures in this release are approximate due to the preliminary nature of the announcement.

“The merger with Oblong Industries, completed on October 1, 2019, was a milestone achievement for the company, providing us with a unique and differentiated solution in the rapidly growing virtual collaboration market,” said Peter Holst, Chairman & CEO of Oblong. “While the effects of CoViD-19 have had significant impact on distribution channels and revenue, our products and services remain exceedingly well positioned when our partners and customers gradually return to the workplace. With recent product updates and more efficient pricing models now in place, our sales pipeline, particularly with Cisco and its partners, continues to grow as buyers look beyond conventional collaboration tools for faster decision-making.”

“Prior to the COVID-19 outbreak we had a record backlog of opportunities in our pipeline for our Mezzanine offering,” added Mr. Holst. “Over the last 45 days, hundreds of millions of employees have suddenly made basic video collaboration part of their everyday work routine from home resulting in unprecedented expansion of the overall market. While the entire world gradually navigates back to a ‘new normal’, we believe organizations will adapt and seek solutions beyond the ‘basics’ that optimize decision making across home and office locations. In the coming weeks and months ahead, traditional methods of conducting commerce will change, travel will be significantly reduced and teams will look to optimize engagement with all stakeholders. Communication tools that offer engaging and more efficient routes to decision making will be the next frontier beyond contemporary video and web collaboration and Oblong’s technologies are uniquely positioned to deliver on that promise.”

Preliminary and Unaudited Financial Results

Background

On October 1, 2019, the Company closed the merger of Oblong, Inc. (formerly named Glowpoint, Inc.) and Oblong Industries, Inc. (the “Merger”). The Company’s preliminary expected consolidated financial results for the year ended December 31, 2019 included herein only reflect

OBLONG INDUSTRIES, INC.
923 EAST 3RD STREET
UNIT 111
LOS ANGELES, CALIFORNIA
90013
+1 213 683 8863
+34 934 816 237
OBLONG.COM

Oblong Industries’ financial results for the fourth quarter of 2019 since the acquisition closed on October 1, 2019. As reported in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2020, the Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) with the SEC no later than May 14, 2020. The preliminary fourth quarter and full year 2019 figures provided in this press release are unaudited and subject to revision. Final results for the fourth quarter and year ended December 31, 2019 will be provided in a press release substantially concurrently with the 2019 Annual Report. Investors are encouraged to carefully review such press release and the 2019 Annual Report when such documents are made available for a complete analysis of the Company’s results from operations and financial condition. Preliminary and Unaudited Fourth Quarter 2019 Financial Results The Company expects to report the following financial results for the fourth quarter of 2019: • Revenue of approximately $5.4 million in the fourth quarter of 2019 compared to $2.9 million in the fourth quarter of 2018. Approximately $3.2 million of the expected fourth quarter 2019 revenue was related to Oblong Industries, with no contribution from Oblong Industries in the fourth quarter of 2018. • Gross margin of approximately 53% for the fourth quarter of 2019 compared to 40% for the fourth quarter of 2018. • Net loss of approximately $5.6 million in the fourth quarter of 2019, compared to a net loss of $2.7 million in the fourth quarter of 2018. • Adjusted EBITDA (“AEBITDA”) loss of approximately $2.3 million compared to an AEBITDA loss of $0.04 million in the fourth quarter of 2018. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure and for a reconciliation of net loss to this non-GAAP financial measure. Preliminary and Unaudited Full-Year 2019 Financial Results The Company expects to report the following financial results for the year ended December 31, 2019: • Revenue of approximately $12.8 million for full-year 2019 compared to $12.6 million for full-year 2018. Approximately $3.2 million of the expected full-year 2019 revenue was related to Oblong Industries, with no contribution from Oblong Industries in 2018. • Pro forma revenue of approximately $25.6 million for full-year 2019 compared to $29.8 million for full-year 2018. Unaudited pro forma revenue was determined by giving effect to the Merger as if it had occurred on January 1, 2018. These pro forma results are based on historical results of operations without any adjustments, but are illustrative only and not necessarily indicative of what the results would have been had Oblong operated Oblong Industries since January 1, 2018. • Net loss of approximately $7.7 million for full-year 2019, compared to a net loss of $7.2 million for full-year 2018. • AEBITDA loss of approximately $3.0 million for full-year 2019 compared to AEBITDA of $0.2 million for full-year 2018. AEBITDA is a non-GAAP financial measure. See “Non- GAAP Financial Information” below. • Cash and cash equivalents of approximately $4.5 million as of December 31, 2019. Recent Developments Effect of COVID-19 on Company Sales On March 11, 2020, the World Health Organization announced that infections of the novel Coronavirus (COVID-19) had become pandemic, and on March 13, the U.S. President announced a National Emergency relating to the disease. There is a possibility of continued widespread infection in the United States and abroad, with the potential for catastrophic impact. The sweeping nature of the coronavirus pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the longer run, but we expect that it may materially affect our business, financial condition and results of operations. Further, our current and potential customers will likely be required to allocate resources and adjust budgets to accommodate potential contingencies related to the effects of the coronavirus and measures required to be put in place to prevent and contain contamination of the virus. These uncertainties may result in such customers delaying budget expenditures or re-allocating resources, which would result in a decrease in revenue from these customers. Notably, an existing major customer of the Company suspended certain professional services we provide to this customer effective April 30, 2020 due to COVID-19. These services accounted for $0.7 million, or 13%, of the Company’s preliminary and unaudited revenue of $5.4 million in the fourth quarter of 2019. These services were not related to the Company’s Mezzanine product and service offering. It is uncertain whether this customer will resume these services later in 2020 or in the future. Liquidity and Capital Resources Update The Company’s preliminary and unaudited cash and cash equivalents was approximately $2.0 million as of March 31, 2020. To preserve the Company’s liquidity position, we have recently taken a number of measures: i) The Company has undertaken cost reduction initiatives during 2020, including reductions in headcount, leased office space and other infrastructure costs.

ii) The Company applied for a loan in April 2020 under the Paycheck Protection Program (the “PPP”) established by section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act). On April 10, 2020, the Company’s loan application was approved and funded in the amount of approximately $2.4 million (the “PPP Loan”). The Company believes a certain portion of the PPP Loan will ultimately be forgiven under the terms of the Paycheck Protection Program. The amount of forgiveness of the PPP Loan is determined based on qualifying payroll costs, rent and utilities incurred by the Company during the 8-week period subsequent to the funding date of the PPP Loan. There is no guarantee that the Company will receive forgiveness for any fixed amount of any loan principal received by the Company. For the amount of the PPP Loan not forgiven, the PPP Loan carries a fixed annual interest rate of 1.0% and monthly interest payments are deferred for six months. The maturity date for repayment of the principal balance of the PPP Loan is April 10, 2022 (the “Maturity Date”). The Company’s lender for the PPP Loan has the right to determine the amortization schedule of principal payments between November 10, 2020 and the Maturity Date (such amortization schedule has not yet been determined). iii) The Company and Silicon Valley Bank have verbally agreed to defer certain payments due under the Company’s Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB” and the “SVB Loan Agreement”). The SVB Loan Agreement required interest only payments through March 31, 2020 and monthly principal payments of $291,500 from April 1, 2020 to September 1, 2021 (the “Maturity Date”). SVB has verbally agreed to defer the monthly principal payments due on April 1, 2020 and May 1, 2020 and a prior deferral fee payment of $100,000 due on April 1, 2020 to June 1, 2020 or later. The Company and SVB are currently in negotiations to restructure the SVB Loan Agreement to extend the interest only payment period and the Maturity Date. However, there can be no assurance that the Company and SVB will agree on a restructuring of the SVB Loan Agreement. iv) The Company requires additional capital to fund operations through the next twelve months following the filing of the 2019 Annual Report and to provide growth capital including investments in technology, product development and sales and marketing. Given the economic effect of the recent coronavirus outbreak there can be no assurance that we will be successful in raising necessary capital or that any such offering will be on terms acceptable to the Company. Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation, impairment charges, severance, merger expenses and interest and other expense, net. AEBITDA is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA (loss) is shown below. About Oblong, Inc. Oblong’s innovative and patented technologies change the way people work, create, and communicate. With roots in more than two decades of research at the MIT Media Lab, Oblong's flagship product Mezzanine™ is the technology platform that defines the next era of computing: simultaneous multi-user, multi-screen, multi-device, multi-location for dynamic and immersive visual collaboration. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and reseller partners. Learn more at www.oblong.com, and connect via Twitter, Facebook, LinkedIn, and Instagram. Forward looking and cautionary statements The preliminary financial results for the fourth quarter and full year 2019 presented herein represent the most current information available to management and reflect estimates and assumptions. The company’s actual results may differ materially from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter and full year 2019 are finalized. The foregoing preliminary financial results have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved for any future period. This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the continued impact of the COVID-19 pandemic on the Company’s operations, (ii) potential forgiveness of any portion of the PPP Loan, (iii) the Company’s ability to negotiate an amendment to the SVB Loan Agreement, (iv) the availability of sufficient capital resources to fund the Company’s operations for the next 12 months following the date of this release, including through cost reduction initiatives or additional financing sources, (v) the Company’s potential future growth and financial performance, and (vi) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 and the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2020. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Investor Relations Contact: Brett Maas Hayden IR, LLC brett@haydenir.com 646-536-7331